HIGHLIGHTS BOX:

Cast your proxy vote!

Intro Page:
Neuberger Berman High Yield Bond Fund Combined Proxy Statement and Prospectus
-----------------------------------------------------------------------------

On or about June 26th, Neuberger Berman High Yield Bond Fund mailed a combined Proxy Statement and Prospectus to the shareholders of record as of June 10, 2002. As a shareholder of the Fund, you are asked to review the combined Proxy Statement and Prospectus and to cast your vote on the Proposal to Reorganize the Investor Class of Neuberger Berman High Yield Bond Fund into the Investor Class of Neuberger Berman High Income Bond Fund, a newly created series of Neuberger Berman Income Funds. The shareholder meeting is scheduled for August 7, 2002 at 10:00 a.m. Eastern Time. The reorganization, if approved by shareholders, is likely to occur on or about September 5, 2002.

Your vote is important. Voting your shares early will help avoid costly follow-up mailings and telephone solicitation.

If we do not receive your vote by July 8th, our proxy solicitor may contact you. Below, we've provided the answers to some frequently asked questions. For more details on the Proposal, please see the combined Proxy Statement and Prospectus you received in the mail.

FAQ PAGE
Frequently Asked Questions

Q: WHY IS THE REORGANIZATION BEING PROPOSED?
A: Shareholders of another mutual fund, the Lipper High Income Bond Fund, are voting on a proposal to reorganize their fund into the Neuberger Berman High Income Bond Fund, with Neuberger Berman Management Inc. as the investment adviser. Your Board believes that, if that reorganization takes place, it will be in the best interests of your fund to become part of that new and larger Neuberger Berman fund, rather than remain as a separate, small fund with a very similar investment program.

Q: WHO IS ELIGIBLE TO VOTE?
A: All shareholders of record as of June 10, 2002.

Q: WHY AM I BEING ASKED TO VOTE?
A: Mutual fund companies often obtain shareholders' votes for certain types of changes materially affecting their funds. As a shareholder, you are being asked to vote on the proposed changes described in the combined Proxy Statement and Prospectus.

Q: HOW DOES THE BOARD RECOMMEND I VOTE?
A: Your Fund's Board has approved this Proposal and recommends that you vote in favor. How you vote is entirely up to you. The combined Proxy Statement and Prospectus you received is a detailed document to assist you in making your decision. Please read it carefully before you vote.

Q: WHAT HAPPENS IF I DON'T VOTE?

A: You won't have a voice in how your Fund is managed. So please, send in your proxy card by mail, vote by telephone (call 1-888-221-0697), or visit the website address located on the upper right of your proxy card.

Q: HOW CAN I VOTE?
A: You can vote:

   Online: You can vote by visiting the website address located on the upper right of your proxy card. Please be sure to have your proxy card handy when voting online and follow the instructions on the card.

   By Mail: Complete and sign the proxy card and return it in the postage paid envelope.

   By Phone:  To vote by touch-tone phone, call Toll-Free 1-888-221-0697.

   In person: If you do plan to attend the meeting, please notify us by calling Toll-Free 1-800-877-9700. ALL PERSONS WISHING TO BE ADMITTED TO THE MEETING MUST PRESENT PHOTO IDENTIFICATION.

Q: HOW MANY VOTES DO I HAVE?
A: Your vote is equal to the number of shares you held in the Fund on June 10, 2002, the record date.

Q: HOW WILL THE PROPOSED CONVERSION AFFECT ME AS A SHAREHOLDER?
A: The proposed conversion will not affect the size or aggregate dollar value of your shareholder account, but you will be part of a larger fund if the reorganization takes place. Neuberger Berman High Income Bond Fund has an investment strategy similar to that of the Neuberger Berman High Yield Bond Fund. The following table compares Neuberger High Yield Bond Fund and Neuberger Berman High Income Bond Fund with respect to their investment objectives and principal investment strategies as set forth in each Fund's prospectus and statement of additional information:


------------------------------------------------------------------------------------------------------------------
                                       NEUBERGER HIGH YIELD                         NEUBERGER BERMAN
                                            BOND FUND                             HIGH INCOME BOND FUND

------------------------------------------------------------------------------------------------------------------
Principal Investment          High current income; capital growth is a       High total returns consistent with
Objective                     secondary goal                                 capital preservation

------------------------------------------------------------------------------------------------------------------
Principal Investment          Diversified among many securities and          Diversified across a broad range of
Strategies                    industries                                     issuers and industries
------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------
                              Normally invests at least 80% of total         Focuses on high yield bonds ("junk
                              assets in high yield, lower-rated debt         bonds"). Normally invests primarily in
                              securities ("junk bonds") rated below Baa      U.S. intermediate-term, high yield
                              by Moody's or BBB by S&P or comparable         corporate bonds rated at the time of
                              unrated securities                             investment "Baa1" to B3" by Moody's or
                                                                             "BBB+" to "B-" by S&P, or in comparable
                                                                             securities
------------------------------------------------------------------------------------------------------------------
Maturity                      May invest in securities of any maturity       Individual securities normally 10 years
                                                                             or less; dollar-weighted average
                                                                             portfolio maturity normally 5-7 years
------------------------------------------------------------------------------------------------------------------


Neuberger Berman High Income Bond Fund can also invest in indexed securities, securities of other investment funds, bank obligations and short sales.

Like your present fund, Neuberger Berman High Income Bond Fund normally will invest substantially in bonds rated below investment grade. These bonds involve a greater risk than investment grade bonds, including greater price volatility and a greater risk that the issuer of such bonds will default in the timely payment of principal and interest. In addition, the Neuberger Berman High Income Bond Fund may engage in active and frequent trading to achieve its investment objective, which may result in increased transaction costs and adverse tax consequences.

Q: IS MY COST BASIS AFFECTED IN ANY WAY DUE TO THIS REORGANIZATION?

A: No, your cost basis will not be affected if the reorganization into Neuberger Berman High Income Bond Fund Investor Class is approved by shareholders. The NAV, or price for your shares, will be different when the reorganization is completed, but the overall value of your investment and your cost basis for tax purposes will be unchanged.

Q: WILL I HAVE TO REPORT THIS TRANSACTION AS A TAXABLE EVENT?
A. No, this is a tax-free transaction. However, you may wish to discuss with your tax advisor.

Q: WHOM DO I CALL FOR MORE INFORMATION ON THIS PROPOSAL?
A: If you have questions regarding this proposal, please call 1-800-877-9700 Monday through Friday, 8:00 a.m. to 8:00 p.m. and Saturday, 8:00 a.m. through 6:00 p.m.